CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm included on the cover page and under the captions of "Independent Registered Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses in Post-Effective Amendment Number 171 to the Registration Statement (Form N-1A No. 33-65572).

We also consent to the incorporation by reference therein and use of our reports dated July 23, 2019 with respect to the financial statements and financial highlights of USAA Cornerstone Aggressive Fund, USAA Cornerstone Conservative Fund, USAA Cornerstone Equity Fund, USAA Cornerstone Moderate Fund, USAA Cornerstone Moderately Aggressive Fund, USAA Cornerstone Moderately Conservative Fund, USAA Emerging Markets Fund, USAA Government Securities Fund, USAA Growth and Tax Strategy Fund, USAA International Fund, USAA Managed Allocation Fund, USAA Precious Metals and Minerals Fund, USAA Treasury Money Market Trust, and USAA World Growth Fund (each a series of USAA Mutual Funds Trust) for the year ended May 31, 2019 included in the Annual Report (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

September 27, 2019